**UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
THE SMALL BUSINESS COMPANY
A Delaware Corporation**

The undersigned, being all of the directors of The Small Business Company, a Delaware corporation (the "**Corporation**"), hereby adopt the following recitals and resolutions by their written consent thereto, effective as of May 4, 2009, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

ISSUANCE OF ADDITIONAL S-8 SHARES PURSUANT TO 2007 STOCK INCENTIVE PLAN

WHEREAS, On or about December 14, 2007, the Corporation filed and issued the 2007 Stock Incentive Plan;

WHEREAS, pursuant to Section 12.2 of the Plan, the Board may at any time and from time to time and in any respect, amend or modify the Plan;

WHEREAS, the Corporation has determined that in order to satisfy the Plan's goals of: (i) aligning the interests of employees, directors and non-employee Consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock, and by promoting increased ownership of the Common Stock by such individuals; and, (ii) advancing the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent,

IT IS HEREBY:

RESOLVED, that the board of directors does hereby approve and authorize the Corporation to execute a Form S-8 Registration Statement with the Securities and Exchange Commission and to register ten million (10,000,000) shares of the Corporation's common stock for distribution under the 2007 Stock Incentive Plan.

RESOLVED FURTHER, that the appropriate officers of the Corporation be, and they hereby are, authorized and empowered to execute such documents, take such steps and perform such acts as, in their judgment, may be necessary or convenient to carrying out the foregoing resolutions and that any such documents executed or acts taken by them shall be conclusive evidence of authority in so doing.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of date first written above.

DIRECTORS:

____
Stuart Schreiber

____
David Larson

____
Peter Barca

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of date first written above.

DIRECTORS:

____
Stuart Schreiber

____
David Larson

____
Peter Barca